Exhibit 99.1

           SOUTHSIDE BANCSHARES, INC. ANNOUNCES FIRST QUARTER EARNINGS

    TYLER, Texas, April 19 /PRNewswire-FirstCall/ -- Southside Bancshares, Inc. (Nasdaq: SBSI) ("Southside" or the "Company") reports financial results for the three months ended March 31, 2007.

    Net income increased 16.6%, or $535,000, for the three months ended
March 31, 2007, to $3.8 million from $3.2 million for the same period in 2006.

    B. G. Hartley, Chairman and Chief Executive Officer, stated, "We are pleased with Southside's first quarter results. This provides an excellent foundation on which to build during 2007. Our success in achieving these results was due to the significant progress we made on a number of previously discussed key initiatives, intended to increase revenues and contain costs. The success of the initiatives more than offset the additional operating expenses associated with opening three de novo branches since December 31, 2005, and the increasingly challenging interest rate environment experienced during 2006 as noninterest income, excluding gain on sale of securities available for sale, increased $734,000, or 14.8% for the three months ended March 31, 2007 when compared to the same period in 2006, while for the same periods noninterest expense decreased $198,000, or 1.7%."

    Earnings per fully diluted share increased $0.04, to $0.29 for the three months ended March 31, 2007, or 16.0%, when compared to $0.25 for the same period in 2006.

    The return on average shareholders' equity for the three months ended March 31, 2007 was 13.55%, compared to 11.79%, for the same period in 2006. The annual return on average assets was 0.81%, for the three months ended March 31, 2007, compared to 0.72%, for the same period in 2006.

    Loan and Deposit Growth

    The Company continued to experience loan growth during the three months ended March 31, 2007, as loans increased $7.2 million, or 1.0%, to $766.4 million from $759.1 million at December 31, 2006. Loan growth during 2007 occurred primarily in construction loans, consumer loans, and commercial loans. The consistent growth in loans is significant given the increasing competition in the Texas banking markets we serve. Additionally, the 2007 loan growth was accompanied by a 18.7% decrease in nonperforming assets.

    Commenting on the loan growth, B. G. Hartley said, "Our marketplace in Texas has continued to expand over the past several years through the opening of branches in strategic market areas. Positioning for future success, with de novo branching a key element, remains a central part of our business strategy. In addition to the loan and deposit growth, another critical portion of Southside's business strategy is the focus on increasing the number of accounts and relationships. Continued growth in the number of deposit accounts should provide Southside significant opportunities to enhance fee income. Our goal remains to become the primary financial provider for these account holders, thereby creating value from within."

    During the three months ended March 31, 2007, deposits increased a solid $26.9 million, or 2.1%, to $1.31 billion from $1.28 billion at December 31, 2006. The overall growth in deposits during the first quarter ended March 31, 2007 resulted from our expanding branch network and continued market penetration. Price related competition for deposits has intensified. While the Company has attempted to maintain a disciplined deposit pricing strategy, the current competitive environment could pressure the net interest margin in the coming quarters. Callable-brokered certificates of deposits with long-term maturities, where the Company controls numerous call options, at March 31, 2007 totaled $123.4 million compared to $123.5 million at December 31, 2006. We believe these callable-brokered CDs continue to offer the Company significant long-term flexibility.

    Net Interest Income

    Net interest income decreased $543,000, or 5.1%, to $10.0 million for the three months ended March 31, 2007, when compared to $10.6 million for the same period in 2006. The net interest margin and net interest spread were impacted by the significant increase in short-term interest rates during 2006 combined with significantly smaller increases in long-term interest rates. This resulted in an inverted yield curve for most of 2006 and the first three months of 2007, where short-term interest rates were higher than long-term interest rates. As a result, the Company's net interest margin and net interest spread decreased to 2.47% and 1.67%, respectively, for the three months ended March 31, 2007 compared to 2.72% and 2.08%, respectively, for the same period in 2006. When comparing the first quarter ended March 31, 2007 to the fourth quarter ended December 31, 2006, the Company's net interest margin and spread increased slightly to 2.47% and 1.67%, respectively, from 2.45% and 1.65%, respectively, for the fourth quarter of 2006. Should the yield curve remain inverted or invert more, the Company's net interest margin and spread could come under additional pressure during 2007.

    Net Income for the Three Months

    The increase in net income for the three months ended March 31, 2007 was primarily attributable to an increase in noninterest income, a decrease in noninterest expense and a decrease in provision for loan losses. Noninterest income, excluding gain on sale of available for sale securities, increased $734,000, or 14.8%, for the three months ended March 31, 2007, compared to the same period in 2006. The increase in noninterest income was primarily the result of increases in deposit services income, trust income, and other income. Provision for loan losses decreased $164,000, or 58.4%, for the three months ended March 31, 2007, compared to the same period in 2006.

    Noninterest expense decreased $198,000, or 1.7%, for the three months ended March 31, 2007, compared to the same period in 2006. The decrease in noninterest expense was primarily a result of a decrease in salaries and employee benefits of $316,000, or 4.3%, for the three months ended March 31, 2007, compared to the same period in 2006.

    In addition to the decrease in net interest income discussed above, partially offsetting the increase in net income, Federal income tax expense increased $324,000, or 44.8%, for the three months ended March 31, 2007, when compared to the same period in 2006. Federal income tax expense increased as a result of the decrease in tax-exempt income as a percentage of pre-tax income for the three months ended March 31, 2007, when compared to the same period in 2006.

    About Southside Bancshares, Inc.

    Southside Bancshares, Inc. is a bank holding company with approximately $1.82 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 35 banking centers in East Texas and operates a network of 40 ATMs.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at
(903) 531-7220, or susanh@southside.com .

    Forward-Looking Statements

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

    Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Forward-Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                At             At             At
                                            March 31,     December 31,    March 31,
                                               2007           2006           2006
                                           ------------   ------------   ------------
                                                     (dollars in thousands)
                                                          (unaudited)
Selected Financial Condition Data
 (at end of period)

Total assets                               $  1,820,225   $  1,890,976   $  1,819,844
Loans                                           766,374        759,147        706,350
Allowance for loan losses                         7,261          7,193          7,193
Mortgage-backed and related
 securities:
  Available for sale, at estimated
   fair value                                   591,873        643,164        627,655
  Held to maturity, at cost                     215,854        226,162        221,943
Investment securities:
  Available for sale, at estimated
   fair value                                    91,753         98,952         95,495
  Held to maturity, at cost                       1,352          1,351            ---
Federal Home Loan Bank stock, at cost            20,452         25,614         29,045
Deposits                                      1,309,364      1,282,475      1,188,058
Long-term obligations                           129,488        149,998        202,317
Shareholders' equity                            115,556        110,604        106,536
Nonperforming assets                              1,716          2,110          2,863
  Nonaccrual loans                                1,261          1,333          1,899
  Loans 90 days past due                            173            128            477
  Restructured loans                                193            220            247
  Other real estate owned                            35            351            163
  Repossessed assets                                 54             78             77

Asset Quality Ratios:
Nonaccruing loans to total loans                   0.16%          0.18%          0.27%
Allowance for loan losses to
 nonaccruing loans                               575.81         539.61         378.78
Allowance for loan losses to
 nonperforming assets                            423.14         340.90         251.24
Allowance for loan losses to total
 loans                                             0.95           0.95           1.02
Nonperforming assets to total assets               0.09           0.11           0.16
Net charge-offs to average loans                   0.03           0.14           0.10

Capital Ratios:
Shareholders' equity to total assets               6.35           5.85           5.85
Average shareholders' equity to
 average total assets                              5.98           5.99           6.11

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

                                                At             At             At
                                            March 31,     December 31,    March 31,
                                               2007           2006           2006
                                           ------------   ------------   ------------
                                                         (in thousands)
                                                          (unaudited)
Real Estate Loans:
  Construction                             $     44,256   $     39,588   $     36,822
  1-4 Family Residential                        225,843        227,354        209,891
  Other                                         180,321        181,047        173,337
Commercial Loans                                120,420        118,962         96,461
Municipal Loans                                 107,080        106,155        106,343
Loans to Individuals                             88,454         86,041         83,496
Total Loans                                $    766,374   $    759,147   $    706,350

                                                  At or for the
                                               Three Months Ended
                                                    March 31,
                                           ---------------------------
                                               2007           2006
                                           ------------   ------------
                                             (dollars in thousands)
                                                   (unaudited)
Selected Operating Data:
Total interest income                      $     25,197   $     22,569
Total interest expense                           15,171         12,000
Net interest income                              10,026         10,569
Provision for loan losses                           117            281
Net interest income after provision
 for loan losses                                  9,909         10,288
Noninterest income
  Deposit services                                3,928          3,469
  Gain on sale of securities
   available for sale                               429            123
  Gain on sale of loans                             345            373
  Trust income                                      464            404
  Bank owned life insurance income                  264            244
  Other                                             708            485
    Total noninterest income                      6,138          5,098
Noninterest expense
  Salaries and employee benefits                  7,104          7,420
  Occupancy expense                               1,168          1,173
  Equipment expense                                 228            203
  Advertising, travel & entertainment               421            452
  ATM and debit card expense                        254            170
  Director fees                                     127            145
  Supplies                                          148            184
  Professional fees                                 311            315
  Postage                                           148            150
  Telephone & communications                        191            163
  Other                                           1,136          1,059
    Total noninterest expense                    11,236         11,434
Income before Federal income tax expense          4,811          3,952
Provision for Federal income tax expense          1,048            724
Net income                                 $      3,763   $      3,228

Common Share Data:
Weighted-average basic shares
 outstanding                                     12,362         12,196
Weighted-average diluted shares
 outstanding                                     12,783         12,678
Net income per common share
  Basic                                    $       0.30   $       0.26
  Diluted                                          0.29           0.25
Book value per common share                        9.33           8.72
Cash dividend declared per common share            0.11           0.11

Selected Performance Ratios:
Return on average assets                           0.81%          0.72%
Return on average shareholders' equity            13.55          11.79
Average yield on interest earning assets           5.95           5.59
Average yield on interest bearing
 liabilities                                       4.28           3.51
Net interest spread                                1.67           2.08
Net interest margin                                2.47           2.72
Average interest earning assets to
 average interest bearing liabilities            123.13         122.53
Noninterest expense to average
 total assets                                      2.42           2.55
Efficiency ratio                                  68.04          69.64

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                      Three Months Ended
                                                        March 31, 2007
                                           ------------------------------------------
                                               AVG.                          AVG.
                                             BALANCE        INTEREST        YIELD
                                           ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (1) (2)                              $    765,575   $     13,021           6.90%
Loans Held for Sale                               3,303             41           5.03%
Securities:
Investment Securities (Taxable) (4)              68,262            836           4.97%
Investment Securities
 (Tax-Exempt) (3) (4)                            41,040            723           7.14%
Mortgage-backed and Related
 Securities (4)                                 862,621         10,934           5.14%
Total Securities                                971,923         12,493           5.21%
Federal Home Loan Bank Stock & Other
 Investments, at cost                            25,297            370           5.93%
Interest Earning Deposits                           552              7           5.14%
Federal Funds Sold                                2,337             29           5.03%
Total Interest Earning Assets                 1,768,987         25,961           5.95%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                          45,106
Bank Premises and Equipment                      32,547
Other Assets                                     43,813
  Less:  Allowance for Loan Losses               (7,236)
Total Assets                               $  1,883,217

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $     51,168            164           1.30%
Time Deposits                                   532,308          6,361           4.85%
Interest Bearing Demand Deposits                389,542          3,040           3.16%
Total Interest Bearing Deposits                 973,018          9,565           3.99%
Short-term Interest Bearing
 Liabilities                                    330,037          3,946           4.85%
Long-term Interest Bearing
 Liabilities - FHLB                             113,053          1,232           4.42%
Long-term Debt (5)                               20,619            428           8.30%
Total Interest Bearing Liabilities            1,436,727         15,171           4.28%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                 315,381
Other Liabilities                                18,460
Total Liabilities                             1,770,568

SHAREHOLDERS' EQUITY                            112,649
Total Liabilities and
Shareholders' Equity                       $  1,883,217

NET INTEREST INCOME                                       $     10,790
NET YIELD ON AVERAGE EARNING ASSETS                                              2.47%

NET INTEREST SPREAD                                                              1.67%

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                      Three Months Ended
                                                        March 31, 2006
                                           ------------------------------------------
                                               AVG.                          AVG.
                                             BALANCE        INTEREST        YIELD
                                           ------------   ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (1) (2)                              $    694,114   $     11,136           6.51%
Loans Held for Sale                               4,462             53           4.82%
Securities:
Investment Securities (Taxable) (4)              67,432            743           4.47%
Investment Securities
 (Tax-Exempt) (3) (4)                            49,481            871           7.14%
Mortgage-backed and Related
 Securities (4)                                 850,730         10,237           4.88%
Total Securities                                967,643         11,851           4.97%
Federal Home Loan Bank Stock & Other
 Investments, at cost                            29,610            344           4.71%
Interest Earning Deposits                           555              9           6.58%
Federal Funds Sold                                  845              9           4.32%
Total Interest Earning Assets                 1,697,229         23,402           5.59%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                          48,536
Bank Premises and Equipment                      33,519
Other Assets                                     44,294
  Less:  Allowance for Loan Losses               (7,078)
Total Assets                               $  1,816,500

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                           $     49,916            147           1.19%
Time Deposits                                   406,288          3,930           3.92%
Interest Bearing Demand Deposits                361,161          2,177           2.44%
Total Interest Bearing Deposits                 817,365          6,254           3.10%
Short-term Interest Bearing
 Liabilities                                    359,283          3,550           4.01%
Long-term Interest Bearing
 Liabilities - FHLB                             187,904          1,811           3.91%
Long-term Debt (5)                               20,619            385           7.47%
Total Interest Bearing Liabilities            1,385,171         12,000           3.51%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                 310,249
Other Liabilities                                10,059
Total Liabilities                             1,705,479

SHAREHOLDERS' EQUITY                            111,021
Total Liabilities and
Shareholders' Equity                       $  1,816,500

NET INTEREST INCOME                                       $     11,402
NET YIELD ON AVERAGE EARNING ASSETS                                              2.72%

NET INTEREST SPREAD                                                              2.08%

(1)  Interest on loans includes fees on loans which are not material in amount.
(2) Interest income includes taxable-equivalent adjustments of $548 and $561 for the quarter ended March 31, 2007 and 2006, respectively.
(3) Interest income includes taxable-equivalent adjustments of $216 and $272 for the quarter ended March 31, 2007 and 2006, respectively.
(4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5) Represents junior subordinated debentures issued by Southside Bancshares, Inc. to Southside Statutory Trust III in connection with the issuance of Southside Statutory Trust III of $20 million of trust preferred securities.

Note: As of March 31, 2007 and 2006, loans totaling $1,261 and $1,899, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             04/19/2007
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /
    (SBSI)